Exhibit A
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
In accordance with Rule 13d-1(k), the undersigned acknowledge and agree that the foregoing statement on Schedule 13G with respect to the common stock, par value $0.0001 per share, of KORE Group Holdings, Inc., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.
Dated this 8th day of November 2021.

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	DRAWBRIDGE SPECIAL OPPORTUNITIES GP LLC, its general partner

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

DRAWBRIDGE SPECIAL OPPORTUNITIES GP LLC

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

DRAWBRIDGE SPECIAL OPPORTUNITIES ADVISORS LLC

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

FORTRESS LENDING II HOLDINGS L.P.

By:	FORTRESS LENDING ADVISORS II LLC, its investment adviser

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

FORTRESS LENDING ADVISORS II LLC

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

FIG LLC

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

FORTRESS OPERATING ENTITY I LP

By:	FIG CORP., its general partner

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

FIG CORP.

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary

FORTRESS INVESTMENT GROUP LLC

By:	/s/ David Brooks
Name: David Brooks
Title: Secretary